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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Dynatech Corporation on Form S-8 of our reports dated May 23, 1994, on our audits of the consolidated financial statements and financial statement schedules of Dynatech Corporation as of March 31, 1994 and 1993, and for each of the three years in the period ended March 31, 1994, which reports are included in the Annual Report on Form 10-K of Dynatech Corporation for the year ended March 31, 1994.
                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
January 26, 1995